UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

Warner Music Group Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WARNER MUSIC GROUP CORP.

75 Rockefeller Plaza

New York, NY 10019

SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, FEBRUARY 22, 2011

To Our Stockholders:

On or about January 11, 2011, you were mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set of proxy materials, including a Notice of Annual Meeting of Stockholders and accompanying proxy statement, which proxy statement was subsequently supplemented on January 19, 2011 (as so supplemented, the “Proxy Statement”), for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Warner Music Group Corp., a Delaware corporation (“Warner Music Group,” the “Company,” “we,” “our” or “us”), which will be conducted via live webcast. As disclosed in the Proxy Statement, you will be able to attend the 2010 Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WMG10. You will need the 12-digit control number included on your Notice or your proxy card to enter the meeting.

As described in the Proxy Statement under the caption “French Legal Proceedings,” in June 2010, Edgar Bronfman, Jr., our Chairman and CEO, was part of a trial in the Trial Court in Paris involving six other individuals, including the former CEO, CFO, and COO of Vivendi Universal. The other individuals faced various criminal charges and civil claims relating to Vivendi, including Vivendi’s financial disclosures, the appropriateness of executive compensation, and trading in Vivendi stock. Mr. Bronfman was formerly the Vice Chairman of Vivendi and faced a charge and claims relating to certain trading in Vivendi stock in January 2002. At the trial, the public prosecutor and the lead civil claimant both took the position that Mr. Bronfman should be acquitted. On January 21, 2011, the court found Mr. Bronfman guilty of the charge relating to his trading in Vivendi stock, found him not liable to the civil claimants, and imposed a fine of 5 million euros and a suspended sentence of 15 months. Mr. Bronfman has informed the Company that he intends to appeal the Trial Court decision to the Paris Court of Appeal and believes that his trading in Vivendi stock was proper. Under French law, the penalty is suspended pending the final outcome of the case.

In addition to considering Mr. Bronfman’s experience, qualifications and skills as discussed in the Proxy Statement under the caption “Director Qualifications,” the Company’s Board of Directors has been thoroughly briefed on the underlying facts and has been closely monitoring this case, including through the recent verdict, with the assistance of outside corporate governance counsel. The Company’s Board of Directors fully supports Mr. Bronfman as he appeals the verdict and continues to recommend Mr. Bronfman’s re-election to the Company’s Board of Directors at the 2010 Annual Meeting.

Except as amended or supplemented by the information contained in this proxy supplement (the “Proxy Supplement”), the Proxy Statement continues to apply and should be considered (along with this Proxy Supplement) in casting your vote in connection with the 2010 Annual Meeting.

This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting online and regardless of the number of shares of common stock that you own.

Stockholders are cordially invited to attend the Annual Meeting online; however, you do not need to attend the Annual Meeting online to vote. To assure your representation at the Annual Meeting, and if you have not already done so, if you are a stockholder of record you are urged to follow the electronic voting instructions contained in the proxy materials to vote by telephone, electronically via the Internet prior to or during the Annual Meeting, or by signing, dating and returning the proxy card in the envelope previously sent to you. If your shares are held in the name of your broker, dealer, bank, trustee or nominee, you are urged to follow the electronic voting instructions contained in the Notice to vote electronically via the Internet prior to or during the Annual Meeting or, if you requested and received a printed copy of the proxy materials, by telephone or by signing, dating and returning the voting instruction form in the envelope sent to you together with the printed proxy materials.

If you have already submitted your vote, this Proxy Supplement does not require that you do so again. However, at any time before the vote on a proposal, you can change your vote either (a) by submitting written notice revoking your proxy to our Corporate Secretary if you are a stockholder of record, (b) by attending the Annual Meeting online and submitting a new vote, (c) by requesting and signing, dating and returning a new proxy card or voting instruction form, as applicable or (d) by voting again electronically via the Internet or, if you received a printed copy of the proxy materials, by telephone at a later time, in each case, before the closing of those facilities at 11:59 p.m. EST on February 21, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 22, 2011.

This Proxy Supplement, the Notice of Annual Meeting and Proxy Statement and the Annual Report are available at www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request paper or e-mail copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

Please make the request as instructed above on or before February 8, 2011 to facilitate timely delivery.

BY ORDER OF THE BOARD OF DIRECTORS
PAUL M. ROBINSON

Executive Vice President, General Counsel and Secretary

January 28, 2011